CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Agreement") is entered into as of September 22, 2000 (the "Effective Date"), by and among ST OIL COMPANY, a Nevada corporation, whose address is 1801 Broadway, Suite 600, Denver, Colorado 80202, FM ENERGY LLC, a California limited liability company, whose address is 21484 Paseo Portola, Malibu, California 90265, and THE SHORELINE COMPANIES, LLC, a Colorado limited liability company, whose address is Post Office Box 3437, Englewood, Colorado 80155 (collectively, "Lenders"), and COLORADO WYOMING RESERVE COMPANY, a Wyoming corporation ("Borrower"), whose address is 1801 Broadway, Suite 600, Denver, Colorado 80202.

                              EXPLANATORY STATEMENT

      A. Borrower owns mineral working interests in and to certain oil and gas leases and seismic options covering approximately 61,000 acres of land located in the Paradox Basin in San Juan County, Utah, together with associated seismic data, maps and other related proprietary information.

      B. Effective as of even date herewith, Lenders and Borrower have entered into a certain farmout agreement, whereby the Lenders will earn an aggregate 50% of Borrower's interests in and to such leases and seismic options (to the extent such seismic options have not been exercised by the date on which such interests are assigned) by completing, processing and interpreting a three-dimensional seismic survey of up to 50 square miles covered by the above referenced oil and gas leases and seismic options (the "Farmout Agreement").

      C. Effective as of even date herewith, Lenders have entered into a certain Seismic Acquisition Agreement (the "Seismic Agreement") for purposes of performing their obligations under the Farmout Agreement.

      D. Borrower needs certain financial resources for general corporate purposes. Lenders are willing to provide such financial resources, upon the terms, provisions and conditions set forth below.


                                    AGREEMENT

      FOR VALUABLE CONSIDERATION, including, without limitation, the mutual promises, covenants and agreements contained in this Agreement, Lenders and Borrower, each intending to be legally bound, covenant and agree as follows:

            1.0 CREDIT FACILITY. Subject to the terms, provisions and conditions contained in this Agreement, Lenders shall make available for Borrower's use from time to time, a revolving credit facility in an aggregate principal amount not to exceed, at any time, the sum of $100,000.00 (the "Credit"); provided, however, that the amount of the Credit available for borrowing by Borrower shall be reduced, on a dollar-for-dollar basis, by the amount of capital in excess of $100,000.00 raised by Borrower during the one year period commencing on the Effective Date of this Agreement, from private investors and/or private placements (collectively, "Privately Raised Funds"). For example, if Borrower does not raise $100,000.00 in Privately Raised Funds during such one-year period, the entire amount of the Credit will be available for borrowing by Borrower and if Borrower raises $200,000.00 in Privately Raised Funds during such one-year period, then Borrower shall not be entitled to draw any Advances under the Credit, exclusive of Advances previously drawn.

            1.1 MANNER OF BORROWING. Borrower may request one or more advances ("Advance" or "Advances") under the Credit by notifying Lenders of the amount of the requested Advance and the aggregate amount of the Advances then outstanding under the Credit. Upon receipt of such notification and if all other conditions to borrowing have been satisfied, Lenders shall deliver the amount of the Advance to Borrower, or otherwise as directed by Borrower, within two business days.

            1.2 ADVANCES TO CONSTITUTE ONE LOAN. All Advances by Lenders to Borrower under this Agreement shall constitute one loan and all indebtedness and obligations of Borrower to Lenders under this Agreement shall constitute one general obligation.

            1.3 PROMISSORY NOTE. The aggregate amount of Advances under the Credit shall be evidenced by a promissory note, in the form attached hereto as EXHIBIT A, dated of even date herewith (the "Note"), executed and delivered by Borrower, payable to the order of Lenders, in the maximum principal amount referenced in Section 1.0 of this Agreement, bearing interest at the rate of 8% per annum. Notwithstanding the principal amount stated on the face of the Note, the amount of principal actually owing on the Note at any given time shall be the aggregate amount of all Advances made to Borrower then outstanding under the Credit.

            1.4 PAYMENT OF PRINCIPAL AND INTEREST. The aggregate amount of all principal Advances made under the Credit, as evidenced by the Note, together with all accrued and unpaid interest thereon, shall be due and payable in full at Maturity (as defined in Section 1.5 below).

            1.5 MATURITY OF CREDIT. All Advances made under the Credit, as evidenced by the Note, together with all accrued and unpaid interest thereon, shall be due and payable on the later of (i) the date which is twelve (12) months after the Effective


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

Date, and (ii) the date on which the Seismic Agreement terminates ("Maturity"). The Credit shall automatically terminate at Maturity, without notice, and Lenders shall not have any further obligation to advance funds to Borrower under the Credit. Lenders shall not have any obligation to renew the Credit established hereby.

            1.6 NO PREPAYMENT PENALTY. Borrower may prepay all or any portion of the Credit at any time prior to maturity, without premium or penalty. Any such prepayment shall be applied first to accrued interest and then to reduction of principal.

            1.7 NO USURY. Notwithstanding anything to the contrary contained in this Agreement and/or the Note, Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest under this Agreement and/or the Note, any amount in excess of the maximum amount of interest permitted under applicable law, and in the event Lenders ever receive, collect or apply as interest any amount in excess of the maximum amount permitted by applicable law, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness hereunder, as evidenced by the Note, or if the principal balance is paid in full, any remaining excess shall be returned to Borrower.

      2.0  AFFIRMATIVE   COVENANTS.   Until  payment  in  full  of  the  Note
and all the obligations of Borrower hereunder and under the Credit, Borrower shall fulfill the covenants set forth below:

            2.1 COMPLIANCE WITH AGREEMENT. Borrower shall observe and comply in all material respects with the covenants and provisions of this Agreement and the Note, and shall comply with any and all laws, rules, regulations, orders and ordinances applicable to it and/or its business, including, without limitation, compliance with any and all securities reporting obligations.

            2.2 FURTHER ASSURANCES. Borrower shall execute and deliver any and all additional agreements, documents, instruments, financing statements and other assurances, and take any and all such other action, as Lenders may, from time to time deem reasonably necessary to effectuate the intent of this Agreement.

      3.0  MISCELLANEOUS.

            3.1 WAIVER. No failure to exercise, and no delay in exercising on the part of Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lenders hereunder and under any documents and instruments executed in connection with this Agreement shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note or any documents or instruments executed in connection herewith, nor consent to departure therefrom, shall be effective unless in writing and no consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in

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

any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

            3.2 SURVIVAL. Any of the terms and covenants contained in this Agreement which require the performance of either party after execution hereof shall survive the execution and delivery of this Agreement and all documents related hereto.

            3.3 ASSIGNMENT. Borrower shall not transfer or assign this Agreement without the prior written consent of Lenders, and any such transfer or assignment without Lenders' prior written consent shall be null and void. No Lender shall transfer or assign this Agreement without the prior written consent of the other Lenders and of Borrower, and any such transfer or assignment without such prior written consent shall be null and void.

            3.4 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of laws.

            3.5 ATTORNEYS' FEES. In the event an arbitration, suit or action is brought by Lenders under this Agreement to enforce any of its terms, or in any appeal therefrom, Lenders shall be entitled to an award of its reasonable attorneys' fees and costs to be fixed by the arbitrator, trial court, and/or appellate court.

            3.6 TITLES AND CAPTIONS. All section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

            3.7 NOTICES. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person, within one (1) business day after being sent via facsimile to the facsimile number set forth below or within seven (7) business days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

            3.8 ENTIRE AGREEMENT. This Agreement, the Note and all other documents executed in connection herewith contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.

            3.9 AGREEMENT BINDING. This Agreement shall be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

            3.10 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.


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

            3.11 COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

            3.12 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

            3.13 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


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


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    LENDERS:

                                    ST OIL COMPANY



                                    By:  /S/  SALLIE S. TIPPIE
                                       ---------------------------------------
                                         Name:  Sallie S. Tippie
                                         Title:  Vice President

                                         Facsimile Number:  296-0329

                                    FM ENERGY LLC



                                    By: /S/ JAMES E. MOORE
                                       ---------------------------------------
                                         Name:  James E. Moore
                                         Title:  Co-Chairman

                                         Facsimile Number:  310-456-6469

                                    THE SHORELINE COMPANIES, LLC



                                    By:  /S/  F. ROBERT TIDDENS
                                       ---------------------------------------
                                         Name:  F. Robert Tiddens
                                         Title:  Managing Member

                                         Facsimile Number: 970-420-0529


                                    BORROWER:

                                    COLORADO WYOMING RESERVE COMPANY


                                    By: /S/ KIM FUERST
                                       ---------------------------------------
                                         Name:  Kim Fuerst
                                         Title:  President

                                    Facsimile Number: _________________